UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
First Amendment

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2008

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 4 Scottsdale AZ 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The registrant filed a Certificate of Change Pursuant to NRS 78.209, which decreased the number of its authorized shares of common stock from 100,000,000 to 25,000,000 and the number of issued shares of common stock from 46,853,397 to 11,713,349 effective as of May 16, 2008.

ITEM 8.01	OTHER EVENTS

Shareholders will be deemed to own one share for every four shares of common stock owned as of the record date of May 16, 2008.  The new CUSIP number for the common stock will be 83083D 20 6 and the new symbol is SKYI.  In lieu of issuing fractional shares, the number of shares will be rounded down to the nearest whole share and payment will be made at the rate of $0.10 per pre-split share.

The exchange of certificates will be mandatory for all holders.  All share certificates must be turned into Computershare Trust Company, the registrant’s new transfer agent, by December 31, 2008.  Computershare Trust Company will send out a letter of transmittal to all holders of record with instructions as to affect the exchange of certificates.  After December 31, 2008, any old stock certificates bearing old CUSIP number 83083D 10 7 shall no longer entitle the certificate holder to any of the rights of a shareholder of the registrant, and shall no longer be transferable or tradable in any public or private market or exchange.  After December 31, 2008, all old certificates shall have no value; except for the right to be exchanged for certificates evidencing the post-reverse split shares with all usual and customary rights attached thereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Regulation S-K Number	Document
3.1	Certificate of Change Pursuant to NRS 78.209, as corrected (filed herewith)
3.2	Certificate of Correction (filed herewith)
99.1	Press Release dated May 20, 2008 [1]

1. Incorporated by reference from the Company's Form 8-K for date of report May 16, 2008, filed May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: May 20, 2008	By:	/s/ Perry D. Logan
Name: Perry D. Logan
Title: President

EXHIBIT INDEX

Regulation S-K Number	Document
3.1	Certificate of Change Pursuant to NRS 78.209, as corrected (filed herewith)
3.2	Certificate of Correction (filed herewith)
99.1	Press Release dated May 20, 2008 [1]

1. Incorporated by reference from the Company's Form 8-K for date of report May 16, 2008, filed May 20, 2008.